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                                                                    EXHIBIT 21.1

                         SUBSIDIARIES OF THE REGISTRANT

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Subsidiary                                    Jurisdiction of Incorporation
----------                                    -----------------------------
REMEC Wireless, Inc.                          California
Humphrey, Inc.                                California
Magnum Microwave Corporation                  California
Radian Technology, Inc.                       California
C&S Hybrid, Inc.                              California
Verified Technical Corporation                California
Q-bit Corporation                             Florida
REMEC Canada Incorporated                     Nova Scotia, Canada

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